UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2009

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

As previously disclosed, on March 18, 2009, Chemtura Corporation (the “Company”) and 26 of its subsidiaries organized in the United States (collectively, the “Debtors”) filed for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Debtors’ Chapter 11 cases are being jointly administered by the Court.  The Company’s non-U.S. subsidiaries were not included in the filing and are not subject to the requirements of the Bankruptcy Code.

On August 21, 2009, the Court established October 30, 2009 as the general deadline for the filing of proofs of claim against the Debtors’ estates for certain pre-petition amounts claimed.  The Company continues to review the proofs of claim filed.  As of the date hereof, the Company’s claims agent has catalogued approximately 14,200 timely filed proofs of claim of which more than 10,000 are litigation claims, including numerous tort claims and environmental claims, as well as contract claims.  Based upon a preliminary review, the Debtors believe that many of the filed proofs of claim are duplicative or overlapping.  The Debtors further believe that other filed proofs of claim are not allowable as a matter of law.  The Debtors intend to pursue vigorous objections to duplicative and contested claims; however, there can be no assurance that the claims will not be allowed in full.  Further, while the Debtors believe they have insurance to cover certain asserted claims, there can be no assurance that material uninsured obligations will not be allowed as claims in the Chapter 11 cases.  Because of the substantial number of asserted contested claims, as to which review and analysis is ongoing, there is no assurance as to the ultimate value of claims that will be allowed in these Chapter 11 cases, nor is there any assurance as to the ultimate recoveries for the Debtors’ stakeholders, including the Debtors’ bondholders and the Company’s shareholders.

A plan of reorganization could result in the Company’s shareholders receiving little or no value for their interests, and holders of the Debtors’ unsecured debt, including trade debt and other general unsecured creditors, receiving less, and potentially substantially less, than payment in full for their claims.  Because of such possibilities, the value of the Company’s common stock and unsecured debt is highly speculative.  Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of these securities.  Although the shares of the Company’s common stock continue to trade on the Pink Sheets Electronic Quotation Service (“Pink Sheets”) under the symbol “CEMJQ”, the trading prices may have little or no relationship to the actual recovery, if any, by the holders under any eventual court-approved reorganization plan.  The opportunity for any recovery by holders of the Company’s common stock under such reorganization plan is uncertain as all creditors’ claims must be met in full before value can be attributed to the common stock and, therefore, the shares of the Company’s common stock may be cancelled without any compensation pursuant to such plan.

On November 24, 2009, the Company issued a press release regarding the filing of proofs of claim.  A copy of the November 24, 2009 press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

*           *           *

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated November 24, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date: November 24, 2009

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release dated November 24, 2009